Fiscal Year 2016
First Quarter Financial Update



May 3, 2016

Fiscal Year 2016 – First Quarter Highlights

School Specialty

- ***Growth continues*** – Total revenues of $93.7 million, increased by $2.1 million or 2.3%, driven by strength in Science, Loose Furniture, and Supplies categories. Important trend-line improvements in Instructional Solutions and Reading categories.

- ***Expense management initiatives yielding desired cost savings*** – Overall SG&A down $3.4 million or 6.7%; re-investments in the business continue; SG&A declines as a percentage of revenue by 480 bps.

- ***Delivered better bottom-line performance*** – Adjusted EBITDA loss decreased by $0.7 million or 11.3%, and leveraged free cash flow improved by $3.9 million. Restructuring and other expenses declined from $5.6 million in FY15 Q1 to $0.6 million in FY16 Q1.

- ***Sales force transformation continues*** – Continued build-out of inside sales team to complement outside coverage model and re-alignment/expansion of subject matter experts; ***generated year-over-year growth*** outside of peak-season.

- ***Operational improvements*** in fulfillment centers and supply chain management ***leading to improved productivity*** and creating operating leverage that enabled bottom-line margin expansion; Lean Six Sigma initiatives underway and are expected to lead to further process efficiency and cost improvements.

- ***Momentum building across strategic growth categories*** – Well positioned within Healthcare, Safety & Security, Physical Education, Arts & Crafts, Special Needs, e-Tail, and Early Childhood categories.

- ***Balance sheet and liquidity position continues to strengthen*** as total net debt has been reduced $22.4 million year-over-year (YOY) and excess availability on the ABL stood at $39.6 million at quarter-end.

- ***Management reiterates prior top and bottom-line guidance range*** – Early booking trends and expense management efforts pointing to higher-end of range.

Fiscal Year 2016 – First Quarter Revenue Review

- ***Distribution segment revenues*** of $77.8 million versus $78.6 million, a decrease of $0.8 million or 1.0%
  - ***Supplies*** category revenue increased by $1.5 million or 3.5%; building on momentum established post-2015 peak season; YOY bookings trends through April generating confidence in category.
  - ***Furniture (Loose & Projects)*** revenue growth of $0.7 million, driven by 19.4% improvement in Loose Furniture; FY16 Q1 Projects Furniture revenue decline was expected and was driven by a higher level of project completions in Nov/Dec 2015 resulting in a lower backlog entering 2016 vs. 2015. FY16 Q1 entered the year with a $3.3 million lower open order position as compared to the prior year; Company remains bullish on Furniture category and anticipates solid YOY growth.
  - ***Instructional Solutions*** category experienced modest growth and, like Supplies, has seen several consecutive months of improvement post the 2015 peak season; key category initiatives launched in late SY15, contributed to FY16 Q1 growth, especially in Early Childhood and Special Needs products.
  - ***A/V Tech*** category declined, generally as anticipated; FY15 Q1 benefited from several large orders driven by Common Core assessments.
  - ***Agendas*** anticipating a modest YOY decline; current booking/order trends consistent with internal expectations.

- ***Curriculum segment revenues*** of $15.9 million vs. $13.0 million, an increase of $2.9 million or 22.2%
  - **Science** revenues increased 33.5% due to strong acceptance of new curriculum offerings, primarily Next Gen FOSS; momentum continues; Company well positioned with upcoming state adoptions.
  - **Reading** revenues declined modestly, but YOY trend line improving; new product introduction planned in FY16 on schedule; improved sales structure having a positive impact; anticipate consistent performance vs. prior year.

	2016 1Q	2015 1Q	Change	% Change	TTM thru Q1 16	TTM thru Q1 15	Change	% Change
Supplies	$ 44,842	$ 43,336	$ 1,506	3.5%	$ 268,673	$ 271,103	$ (2,430)	-0.9%
Loose Furniture	16,824	14,092	2,732	19.4%	109,639	98,357	11,282	11.5%
Projects	4,362	6,457	(2,096)	-32.5%	60,809	45,778	15,031	32.8%
Instructional Solutions	6,672	6,598	74	1.1%	33,010	33,638	(628)	-1.9%
AV Tech	4,681	7,726	(3,045)	-39.4%	19,658	24,362	(4,704)	-19.3%
Agendas	492	438	54	12.3%	45,664	53,225	(7,561)	-14.2%
Freight Revenue (excl. Agendas)	1,087	1,070	17	1.6%	8,420	9,154	(734)	-8.0%
Customer Allowances / Discounts	(1,152)	(1,160)	8	-0.7%	(4,315)	(3,742)	(573)	15.3%
Total Distribution Revenues	**$ 77,807**	**$ 78,557**	**$ (750)**	**-1.0%**	**$ 541,558**	**$ 531,875**	**$ 9,683**	**1.8%**
Science	11,853	8,908	2,945	33.1%	73,485	64,694	8,791	13.6%
Reading	4,065	4,117	(52)	-1.3%	24,564	26,739	(2,175)	-8.1%
Total Curriculum Revenues	**$ 15,918**	**$ 13,025**	**$ 2,893**	**22.2%**	**$ 98,049**	**$ 91,433**	**$ 6,616**	**7.2%**
Total Consolidated Revenues	**$ 93,725**	**$ 91,582**	**$ 2,143**	**2.3%**	**$ 639,607**	**$ 623,308**	**$ 16,299**	**2.6%**

Fiscal Year 2016 – First Quarter Financial Review

- **Gross margins of 37.8% vs. 37.5%, an increase of 30 basis points ("bps")**
  - Distribution segment margins of 35.3% vs. 36.2%; 90 bps decline primarily due to a change in mix (70 bps impact) and the remaining decrease was related to a combination of a modest increase in direct-ship freight costs and a lower realization of favorable Project Furniture cost variances in the current quarter compared to prior year.
  - Curriculum segment margins of 50.1 % vs. 45.0%, an increase of 510 bps; Science gross margins improved by 770 bps and Reading gross margins increased by 310 bps; lower product development amortization drove the margin improvement; this was partially offset by a higher mix of print vs. digital Reading product revenue in the current year's quarter.

- **Selling, general and administrative (SG&A) expenses of $47.3 million vs. $50.7 million, a decrease of $3.4 million or 6.7%**
  - As a % of revenue, SG&A decreased from 55.3% in FY15 Q1 to 50.5% in FY16 Q1.
  - Restructuring and other costs associated with the Company's Process Improvement initiatives declined by $2.9 million in FY16 Q1 as compared to FY15 Q1. Note that these costs are added back to arrive at Adjusted EBITDA.
  - Remaining SG&A costs decreased by $0.5 million in FY16 Q1 as compared to FY15 Q1. Decreased compensation and benefits associated with headcount reductions ($1.1 million); decreased depreciation and amortization ($0.5 million) and favorable YOY changes in foreign currency exchange ($1.1 million) partially offset by incremental performance-based incentive compensation ($0.5 million); incremental costs associated with expanded use of West Coast 3PL facility ($0.7 million); and variable cost increases associated with higher volume ($0.5 million).

- **Operating income: loss of $12.0 million vs. loss of $18.6 million…Net income: loss of $12.3 million vs. loss of $23.4 million**
  - Improvements in both operating and net income driven by higher revenues, lower SG&A and restructuring costs, lower product development amortization, lower net interest expense, and larger tax benefit. Restructuring costs declined by $5.0 million to $0.6 million.

- **Adjusted EBITDA loss of $5.5 million vs. adjusted EBITDA loss of $6.2 million, an improvement of $0.7 million or 11.3%**

Consolidated Combined Statement of Operations

	Three Months Ended March 26, 2016	Three Months Ended March 28, 2015	Twelve Months Ended March 26, 2016	Twelve Months Ended March 28, 2015
Revenues	$ 93,725	$ 91,582	$ 639,607	$ 623,308
Cost of revenues	58,260	57,250	406,133	388,567
Gross profit	35,465	34,332	233,474	234,741
Selling, general and administrative expenses	47,311	50,652	221,598	233,646
Impairment charges	-	-	2,713	-
Facility exit costs and restructuring	166	2,288	995	6,443
Operating income (loss)	(12,012)	(18,608)	8,168	(5,348)
Other expense:				
Interest expense	4,390	4,325	18,902	19,553
Early termination of long-term indebtedness	-	-	200	-
Loss on early extinguishment of debt	-	-	877	-
Reorganization items, net	-	-	-	457
Change in fair value of interest rate swap	(85)	52	(262)	10
Income (loss) before provision for income taxes	(16,317)	(22,985)	(11,549)	(25,368)
Provision for (benefit from) income taxes	(4,014)	430	(3,086)	405
Net loss	$ (12,303)	$ (23,415)	$ (8,463)	$ (25,773)
Weighted average shares outstanding:				
Basic	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000
Net Loss per Share:				
Basic	$ (12.30)	$ (23.42)	$ (8.46)	$ (25.77)
Diluted	$ (12.30)	$ (23.42)	$ (8.46)	$ (25.77)

(Amounts in thousands, except per share amounts)

Adjusted EBITDA Comparisons

		Three Months Ended March 26, 2016		Three Months Ended March 28, 2015		Twelve Months Ended March 26, 2016		Twelve Months Ended March 28, 2015
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:								
Net income (loss)	$	(12,303)	$	(23,415)	$	(8,463)	$	(25,773)
Provision for (benefit from) income taxes		(4,014)		430		(3,086)		405
Reorganization items, net		-		-		-		457
Restructuring costs		166		2,288		995		6,443
Restructuring-related costs incl in SG&A/COGS		480		3,355		3,533		11,157
Change in fair value of interest rate swap		(85)		52		(262)		10
Loss on early extinguishment of debt		-		-		877		-
Early termination fee		-		-		200		-
Depreciation and amortization expense		4,188		4,815		17,984		18,652
Amortization of development costs		1,380		1,730		11,140		10,344
Impairment charges		-		-		2,713		-
Net interest expense		4,390		4,325		18,902		19,553
Stock-based compensation		261		179		1,217		320
Adjusted EBITDA	$	(5,537)	$	(6,241)	$	45,750	$	41,568

Amounts in thousands

School Specialty®

Balance Sheet Review



Consolidated Balance Sheet Comparison

School Specialty

	March 26, 2016	March 28, 2015
ASSETS		
Current assets:		
Cash and cash equivalents	$ 7,914	$ 8,638
Accounts receivable, less allowance for doubtful accounts of $1,059, $1,077, and $912, respectively	51,449	50,097
Inventories, net	92,401	87,759
Deferred catalog costs	9,379	8,719
Prepaid expenses and other current assets	12,706	17,282
Refundable income taxes	4,363	142
Assets held for sale	-	1,598
Total current assets	178,212	174,234
Property, plant and equipment, net	27,689	33,022
Goodwill	21,588	21,588
Intangible assets, net	37,751	44,142
Development costs and other	18,491	26,505
Deferred taxes long-term	5	13
Investment in unconsolidated affiliate	715	715
Total assets	$ 284,451	$ 300,219

	March 26, 2016	March 28, 2015
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 11,600	$ 24,999
Accounts Payable	39,804	26,532
Accrued compensation	6,502	6,905
Deferred revenue	2,355	2,097
Other accrued liabilities	10,969	9,986
Total current liabilities	71,230	70,519
Long-term debt - less current maturities	143,211	151,385
Other liabilities	231	913
Total liabilities	214,672	222,817
Stockholders' equity:		
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	119,501	118,284
Accumulated other comprehensive loss	(1,704)	(1,317)
Retained earnings (accumulated deficit)	(48,019)	(39,566)
Total stockholders' equity	69,779	77,402
Total liabilities and stockholders' equity	$ 284,451	$ 300,219

(Amounts in thousands)

Working Capital Comparison

School Specialty

	March				June			September			December		
	2016	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013
Accounts Receivable	51.4	50.1	50.0	54.4	75.5	76.8	78.3	174.2	165.1	178.1	58.4	61.0	62.7
Inventories	92.4	87.8	83.0	100.8	131.0	118.7	133.7	89.0	75.2	73.3	76.2	75.2	70.8
Prepaid expense and other current assets	12.7	17.3	14.5	12.1	13.9	18.5	13.9	14.8	17.5	17.8	13.1	16.6	13.7
Accounts Payable	39.8	26.5	27.9	65.4	47.3	46.2	35.6	33.8	31.1	27.5	20.1	22.1	18.0

	March				June			September			December		
	2016	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013
DSO	50.0	49.8	50.0	52.0	48.7	48.8	50.5	53.0	50.5	53.5	50.3	61.0	62.1
DIOH	144.3	139.5	132.0	159.8	136.7	123.3	141.7	43.4	37.4	36.1	98.5	113.1	109.4
DPO	62.2	42.2	44.4	105.8	49.3	48.0	37.7	16.5	15.5	13.6	26.0	33.3	27.8

Summary as March 2016

- Working capital balances and metrics are presented as of the end of the calendar quarters to align with our new fiscal year end in December.
- Q1 A/R is up $1.3M and DSO's are up 0.2 days.
- While end of March 2016 inventory was up $4.6M vs. March 2015, the increase was driven primarily by the timing of inventory receipts. The inventory increase was offset by a similar decline in prepaid inventory, a component of *prepaid expenses and other current assets*.
- Accounts payable increased by $13.3M due primarily to the timing of vendor payments.

(Amounts in millions)

Balance Sheet Review

	As of 3/26/16	As of 3/28/15
Cash and cash equivalents	$ 7,914	$ 8,638
ABL Facility, maturing in 2019	11,600	23,700
Term Loan, maturing in 2019	130,279	142,680
Total 1st Lien Debt	141,879	166,380
Deferred Cash Payment Obligations	18,949	17,571
Total Debt	160,828	183,951
Net Debt (Total Debt - Cash and CE)	152,914	175,313
Equity Market Capitalization	100,000	99,450
Enterprise Value	$ 252,914	$ 274,763
GAAP Total Debt Reconciliaition:		
Total Debt from above	$ 160,828	$ 183,951
Term Loan Original Issue Discount	(1,743)	(2,189)
Unamortized Term Loan Debt Issue Costs	(4,274)	(5,378)
GAAP Total Debt	$ 154,811	$ 176,384

(Amounts in thousands)

Key Highlights as of March 26, 2016

- ABL balance of $11.6 million was $12.1 million below prior year.
  - Excess availability of $39.6 million as of March 26, 2016.
- Gross balance on Term Loan was $130.3 million vs. $142.7 million in prior year period, an improvement of $12.4 million.
  - Voluntary term loan repayment of $10.0 million in September 2015.
  - Excess cash flow repayment of $1.8 million made in March 2015.
- Lowered net debt position by $22.4 million when comparing the Fiscal first quarters (2016 vs. 2015).
- Deferred cash payment obligations of $18.9 million payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable at maturity (December 2019) expected to be approximately $24.0 million, representing principal plus accrued interest.

Free Cash Flow Analysis

	3 Months		12 Months	
	CY2016	CY2015	TTM thru Q1 16	TTM thru Q1 15
Adjusted EBITDA	$ (5,537)	$ (6,241)	$ 45,750	$ 41,568
Capex	(1,722)	(4,124)	(6,664)	(13,346)
Prod Dev	(744)	(1,463)	(4,575)	(6,483)
Proceeds from sales	-	1	1,682	123
Unrealized FX (gain) loss	(616)	509	(98)	583
Other	(643)	(4,873)	(4,319)	(14,485)
Change in WC	(6,815)	1,068	5,931	(7,799)
Unleveraged free CF	$ (16,077)	$(15,123)	$ 37,707	$ 161
Cash Interest	(3,423)	(3,839)	(14,921)	(15,603)
Taxes	4,014	(429)	3,086	(370)
Leveraged free CF	(15,486)	(19,391)	25,872	(15,812)
GAAP CF				
Operating	(13,020)	(13,805)	35,429	3,894
Investing	(2,466)	(5,586)	(9,557)	(19,706)
	(15,486)	(19,391)	25,872	(15,812)

(Amounts in thousands)

Financial Reconciliations and Footnotes

- FY16 Q1 Adj. EBITDA improvement of $0.7 million or 11.3%.
- FY16 Q1 capex spend decreased YOY by $2.4 million; product development spend decreased YOY by $0.7 million.
  - Capex and product development investment expected to be $16-$17 million for full year 2016.
- FY16 Q1 working capital increases were $5.7 million greater than FY15 Q1 due primarily to the Q1 2016 payment of accrued incentive compensation from SY 2015 and an increase in refundable income taxes. The refundable income taxes are expected to be offset with tax expense to be recognized over the course of the remainder of 2016 (i.e. during the Company's profitable quarters).
- FY16 and FY15 Q1, *Other* relates to restructuring related costs included in SG&A and facility exit and other restructuring costs reported as a separate line item in the financial statements. *Other* declined by $4.2 million in the quarter and $10.2M in the TTM as the major restructuring related expenses are substantially complete.
- In FY16 Q1, Unleveraged Free Cash Flow ("FCF") improved by $1.0 million; Leveraged FCF improved by $3.9 million.
- For the TTM ending 3/26/16, Unleveraged FCF improved $37.5 million; leveraged FCF improved $41.7 million.
- ***Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.***

School Specialty®

Corporate Updates
Financial Outlook



FY16 First Quarter – Corporate Updates

The Business Transformation Continues – Delivering Value for our Customers and Shareholders

- Improved productivity within Fulfillment Center continues to drive bottom-line improvement and strong service levels.
  - Lines Per Hour (LPH) – key efficiency metric – improved by over 5% y-o-y and reduced direct labor as % of sales; order cycle times improved and, as a result, on-time delivery rates improved and exceeded 95%.
- Phase 2 of the Transportation Management System (TMS) is nearing completion and will generate improved visibility companywide.
- Customer Care insourcing now complete; well-received by customers and expected to positively impact FY16 performance.
- Continued build-out of inside sales team to complement outside sales force coverage; improved subject matter expertise sales support in specialized categories (i.e. Arts & Crafts, Special Needs, Early Childhood, etc.). Sales force transformation being executed on a net cost neutral basis.
- Expanded and enhanced Marketing catalogs for 2016-2017 school season; new categories, proprietary brand focus; more digital programs initiated to support print catalog distribution; lower cost basis with a more effective, expanded reach.
- CRM implementation in the roll-out phase and user training is underway; expect to be completed FY16.
- Focus on ***balanced growth*** – strategic sales initiatives put in place last year have seen early success in the recent off-peak months and are expected to positively impact FY16 peak-season and beyond.
  - Furniture, Early Childhood, Physical Education, Arts & Crafts, Instructional Solutions & Reading, Special Needs
  - New vertical markets: Healthcare, Safety & Security, e-Tail

FY16 First Quarter – Key Growth Initiative Updates

Additional Growth Initiative Updates

- ***Furniture:*** Key growth driver within Distribution business; positive industry drivers given outlook for new school construction and refurbishments; uniquely positioned with PbD sales model and operations support to capitalize on demand and leverage SSI's broad reach into schools; expanded relationships with Architectural & Design firms to drive better awareness and understanding of opportunities and improve win rates; product line expansion and enhancements continue.

- ***Early Childhood & Special Needs:*** Key market segments that cross multiple product categories; new team leaders brought onboard in 2015; additional hires made in FY16 to support growth; improved catalog and direct marketing strategies executed in Q1 to promote Early Childhood and Special Needs offerings; double-digit YTD growth in these areas.

- ***Physical Education:*** Better alignment of SPARK and Sportime brands and changes to selling strategy and support organization expected to improve revenue trends; rebranding P/E offering to promote "*Sportime featuring SPARK*" to enhance overall value proposition of and the link between curriculum and equipment offering; new National Sales Manager appointed in Q1 expected to improve support and synergies with national inside/outside sales teams.

- ***e-Tail:*** Continued growth within e-Tail/e-Commerce channels; market segment now supported by Inside Sales coverage (new – Q1 initiative); expanded number of e-Tail customers; expanded offering on Amazon.com and strengthened partnership; opportunities to expand with other national retailers.

- ***Safety & Security Initiative, featuring Guardian*** is now building momentum with significant activity in Q1, driven by Advanced Training (Guardian) and product portfolio build-out. Examples include: Conducted two advanced trainings at The University of Colorado, Colorado Springs (UCCS) campus; NC State will launch first ever SSI Guardian Advanced Training course in May 2016 at their McKimmon Center for Extension and Continuing Education; expanded safety and security product offerings, featuring QAL Quick Action Lockdown, North American Rescue and ReadyOp solutions.

- ***Healthcare Initiative*** continues to take shape building on the Launch of SOAR Life Products™ in December 2015; in Q1, infrastructure support was the focus; developed SOAR Life catalog, website, order entry portal and information blog; SOAR Life to present at Intalare's National Convention in May 2016, marking the more "formal" launch to their end-customers. Anticipate modest contributions in FY16, with significant potential for growth in future years, both with Amerinet and other strategic partners.

2016: An Important Year of Brand Anniversaries

School Specialty

Customers choose School Specialty because of our assortment and commitment to service. We provide schools and educators with a diverse set of products and solutions that are unmatched within the industry. Our strategy last year, and which continues today, is to promote our assortment, while focusing on the strength of our trusted and well-known proprietary brands.

Sax®

105-Year Anniversary

CHILDCRAFT®

70-Year Anniversary

CALIFONE®

70-Year Anniversary

SPORTIME®

50-Year Anniversary

Abilitations®

25-Year Anniversary

Fiscal 2016 Outlook – Guidance Reiterated

Metric	CY 15 Actual	FY 2016 Outlook
Revenue	$637.5	Growth of 2.5% - 3.0% anticipated.
Gross Margin (Excl. PD Amort.) %	38.2%	Anticipate 30-50 bps GPM decline; product margins stable, negative impact of mix.
Gross Margin %	36.4%	Reported GM% anticipated to show 30-50 bps improvement with lower PD amort.
SG&A (excl. D&A)	$200.2	Consistent with prior year.
D&A	$18.3	Expect $4.4 million decline due to lower spending levels in recent quarters.
SG&A	$218.8	Reported SG&A expected to be down 2.5% - 3.2% YOY.
SG&A %	34.3%	Expect to decline to between 32.2% and 32.7% of Revenue as operating leverage improves.
EBITDA	$45.0	Expect EBITDA improvement of between $3.0 million - $7.0 million, or 6.7% to 15.6%.
Leveraged FCF	$20.6	Est. at approx. $20 million. CY 15 benefited from significant NWC improvements; continued operating and working capital improvements in CY 16 offset by higher CAPEX and effective tax rate.

Revenue

- Both Distribution and Curriculum segments expected to post growth.
- Assumes growth in Supplies and Instructional Solutions product categories; reversing recent trends.
- Continued strong momentum within Furniture category, driven by favorable market conditions, investments in resources and product line enhancements.
- Science growth continues driven by FOSS Next Gen and certain state adoptions where the Company is well positioned; Reading stabilizes after 8.5% decline in 2015 with the introduction of key new products.
- Modest declines expected in Agenda and AV Tech categories which collectively make up approximately 10% of total revenues; assortment and pricing initiatives underway to stabilize revenues.

Gross Margin

- Mix to have unfavorable impact on gross margins; Furniture being higher as a % of total revenue is key driver. Note: Furniture outbound transportation costs included in COGS due to high degree of vendor direct shipments; primarily captured in SG&A for other product categories.
- Beyond the impact of mix, overall product margins expected to remain relatively flat; decline in certain Supply sub-categories based on pricing strategies (focus on gross profit $'s) offset by growth in more proprietary branded categories (Early Childhood / Special Needs).
- Lower product development amortization across a higher revenue base anticipated to drive modest improvement in reported GM.

SG&A / CAPEX & PD

- Investment in the business (tools, people and resources to drive future growth) funded through efficiency and operational improvements. Volume growth results in approximately $1.5M of cost increase in variable components of SG&A.
- Impact of business investments, known cost increases and volume increase expected to be offset by efficiency improvements and operating initiatives.
- CAPEX and PD Investments expected to total $16 million to $17 million; restructuring/other costs <$2.0 million.

Safe Harbor Statement / Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, expectations, plans, or prospects, including the information under the heading "Corporate Updates and Financial Outlook", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Transition Report on Form 10-K for the transition period April 26, 2015 to December 26, 2015, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation also includes a presentation of Adjusted EBITDA and Leveraged/Unleveraged Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Leveraged/Unleveraged Free Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of (i) Adjusted EBITDA to GAAP net income (loss) for the three and trailing twelve months ended March 26, 2016 and March 28, 2015 and (ii) Leveraged/Unleveraged Free Cash Flow (unleveraged and leveraged) to Adjusted EBITDA for the three and trailing twelve months ended March 26, 2016 and March 28, 2015 is included in this Fiscal Year 2016 first quarter update dated May 3, 2016.

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
IR@schoolspecialty.com